AQUILA DISTRIBUTORS, INC.
                             SALES AND DISTRIBUTION
                                 PLAN AGREEMENT
                         (For use with brokerage firms)

From:



To:
AQUILA DISTRIBUTORS, INC.
380 MADISON AVENUE, SUITE 2300
NEW YORK, NY 10017-2513

Gentlemen:

We desire to enter into an agreement with you for the sale of and distribution and/or shareholder service assistance with respect to the [Class A] [Class C] [Class A and Class C] shares of any of the mutual funds of which you are, or may become, Distributor (hereinafter collectively referred to as the "Funds" and individually as the "Fund") which have adopted a plan (the "Distribution Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 as amended (the "Act"), for making payments ("Permitted Payments") to selected brokers and other persons ("Qualified Recipients") providing distribution and/or shareholder service assistance to certain Fund accounts ("Qualified Holdings"). We have been furnished a copy of the Distribution Plan and understand that this Agreement is a [Class A] [Class C] [Class A and Class C] Plan Agreement as defined in the Distribution Plan. Upon acceptance of this Agreement by you, we understand that we may offer and sell shares of the Funds, subject to all terms and conditions hereof and to your right without notice to suspend or terminate the sale of shares of any one or more of the Funds.

We intend to furnish distribution and/or shareholder service assistance to Qualified Holdings, so as to thereby become a Qualified Recipient for Permitted Payments. We understand that we may receive Permitted Payments only in accordance with the Distribution Plan. If a quarterly Permitted Payment would be less than $ 50.00, it will be aggregated with the following quarterly Permitted Payment, and you will remit such aggregated Permitted Payments following the quarter in which such aggregated Permitted Payments exceed $ 50.00.

1. We understand that shares of the Funds will be offered and sold at the current offering price in effect as set forth in each Fund's then current Prospectus (which term as used herein includes any related Statement of Additional Information). All purchase requests and applications submitted by us are subject to acceptance or rejection as set forth in each Fund's then current Prospectus.

2. Each of us certifies (a) that the party in question is a member of the National Association of Securities Dealers, Inc. ("NASD") and agrees to maintain membership in the NASD, or (b) in the alternative, in our case, that we are a foreign firm not eligible for membership in the NASD. In any case, we and you agree to abide by all the rules and regulations of the NASD concerning distribution of the securities of open-end investment companies, including without limitation, Rule 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. You and we further agree to comply with all applicable State and Federal laws and regulations. You and we agree that you and we will sell or offer for sale shares of the Funds only in those states or jurisdictions whose laws permit the offers or sales in question, whether or not such permission is dependent on registration or qualification of the Funds or their shares under such laws.

3. We shall offer and sell shares of the Funds only in accordance with the terms and conditions of the then current Prospectus of each Fund, and we shall make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that such shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws and regulations. We agree to hold you and the Funds harmless and to indemnify you and the Funds in the event that we, or any of our sales representatives, violate any law or regulation, or any provisions of this Agreement, which violation may result in liability to you and/or any Fund; and in the event you and/or such Fund determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you and/or such Fund any commissions previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses, which we incur in connection with our activities under this Agreement, will be borne by us.

4. We understand and agree that the sales charge and dealer commission relative to sales of shares of any Fund made by us will be in an amount as set forth in the then current Prospectus of such Fund or in separate written notice to us.

5. Payment for purchases of shares of any Fund made by wire order from us will be received by you or such Fund within three business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not so received, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the shares ordered by us back to such Fund, in which latter case we may be held responsible for any loss, including loss of profit, suffered by you and/or such Fund resulting from our failure to make the aforesaid payment. Where sales of shares of any Fund are contingent upon such Fund's receipt of Federal funds in payment therefore, we shall forward promptly to you any purchase orders and payments received by us from investors.

6. We agree to purchase shares only from you or from our customers. If we purchase shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase shares from our customers, we agree to pay such customers not less than the applicable redemption price as established by the then current Prospectus.

7. Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of the investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then current Prospectus.

8. We understand and agree that if shares of any Fund sold by us under the terms of this Agreement are redeemed by such Fund (including redemptions resulting from an exchange for shares of another investment company) or are repurchased by you as agent for such Fund or are tendered to such Fund for redemption within seven business days after the confirmation to us of our original purchase order for such shares, we shall pay forthwith to you the full amount of the commission allowed to us on the original sale, provided you notify us of such repurchase or redemption within ten days of the date upon which written redemption requests (and, if applicable, share certificates) are delivered to you or to such Fund.

9. Your obligations to us under this Agreement are subject to all the provisions of any agreements entered into between you and the Funds. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or as the Funds' agent or employee.

10. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty days after the date of mailing such notice to you. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of shares of any one or more of the Funds, or to withdraw entirely the offering of shares of any one or more of the Funds, or, in your sole discretion, to modify, amend, or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall become effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable State or Federal laws or regulations will terminate this agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause will not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder will be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

11. This Agreement will become effective when it is executed and dated by you, and will be in substitution of any prior agreement between you and us covering shares of the Funds. This Agreement is not assignable or transferable, except that you may assign or transfer this Agreement to any successor firm or corporation, which becomes a principal underwriter of the Funds.

12. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (i) insure the security and confidentiality of your customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of your customer records or information that could result in substantial harm or inconvenience to any customer; (iv) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) otherwise ensure your compliance with the Securities and Exchange Commission's Regulation S-P. You agree to indemnify us against any and all claims, liability, expense or loss in any way arising out of your failure to adopt and implement these and such other privacy or confidentiality procedures that may in the future be required by law or regulation.



                                     By:----------------------------------

                                             (signature of officer)

                                      ------------------------------------
                                           (Print name and title of officer)

                                      -------------------------------------
                                             (Telephone number)

                                      Dated:
                                      -------------------------------------

Accepted:
Aquila Distributors, Inc.

By: ------------------------------
      (Signature of officer)

FRANCIS L. O'BRIEN, VICE PRESIDENT
----------------------------------
(Name and title of officer)

Dated: